EXHIBIT 32

Ludwig Kuttner, Chief Executive Officer and Charles W. Clayton, Chief Financial Officer of Hampshire Group, Limited, each hereby certify that:

1) The Quarterly Report of Hampshire Group, Limited on Form 10-Q for the period ended April 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hampshire Group, Limited.

Date   May 11, 2004
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/s/ Ludwig Kuttner
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Ludwig Kuttner
Chief Executive Officer


/s/ Charles W. Clayton
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Charles W. Clayton
Chief Financial Officer